                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                             ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                             ---------------------



Date of Report (Date of earliest event reported):  MAY 13, 1994
                                                   ------------



                     AIR & WATER TECHNOLOGIES CORPORATION
                      -------------------------------------
             (Exact name of registrant as specified in its charter)

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
   DELAWARE                      033-17921                13-3418759
- - ------------------               -----------              ------------------
(State or other                  (Commission              (IRS Employer
jurisdiction of                  File Number)             Identification No.)
incorporation)
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                  P.O. BOX 1500, SOMERVILLE, NEW JERSEY 08876
                  -------------------------------------------
              (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (908) 685-4600
                                                    --------------
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ITEM 5.   OTHER EVENTS.
- - ------    ------------

    On May 13, 1994, the Registrant publicly disseminated a press release announcing that the Registrant has determined to liquidate its asbestos abatement business and in connection therewith will take a charge for the second quarter ended April 30, 1994 of approximately $35 million. The Registrant also announced that it anticipates having a loss from continuing operations of approximately $18 million for the quarter. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
- - ------   ---------------------------------


(c) Exhibits.

    99.1       The Registrant's Press Release dated May 13, 1994.
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                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             Air & Water Technologies Corporation
                             -------------------------------------
                             (Registrant)



Date: May 13, 1994           /s/ Eckardt C. Beck
                             ------------------------------
                             Eckardt C. Beck, Chairman and
                               Chief Executive Officer
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                                 EXHIBIT INDEX
                                 -------------

Exhibit                                                Sequential
Number             Description                         Page Number
- - -------            -----------                         -----------

99.1               The Registrant's Press Release           5
                   dated May 13, l994.

                                                                    Exhibit 99.1

                             TEXT OF PRESS RELEASE


                      AIR & WATER TECHNOLOGIES CORPORATION
                     U.S. HIGHWAY 22 WEST AND STATION ROAD
                          BRANCHBURG, NEW JERSEY 08876


FOR IMMEDIATE RELEASE               CONTACT:  DOUGLAS A. SATZGER
                                              SENIOR VICE PRESIDENT AND GENERAL
                                              COUNSEL
                                              (908) 685-4677



                  AIR & WATER TECHNOLOGIES ANNOUNCES FURTHER
                          CHARGE, ANTICIPATED SECOND
                            QUARTER OPERATING LOSS

          BRANCHBURG, NJ, MAY 13, 1994 - Air & Water Technologies Corporation (AMEX symbol: AWT) announced today that it has determined to liquidate its asbestos abatement business and in connection therewith will take a charge for the second quarter ended April 30, 1994 of approximately $35 million. The Company also announced that it anticipates reporting a loss from continuing operations for the quarter of approximately $18 million. Results for the quarter are expected to be finalized and announced during the first week of June.

          The Company has apprised Compagnie Generale des Eaux (CGE), its largest shareholder and a party to the Investment Agreement dated as of March 30, 1994 previously announced, of its decision to liquidate the asbestos abatement business and the anticipated operating loss for the second quarter, and CGE has informed the Company of its intention to proceed with the transactions contemplated by the Investment Agreement, subject to approval by the Company's shareholders and other conditions set forth in the Investment Agreement. The Company has also notified its institutional lenders of these developments and is seeking from them any waivers or amendments that are required under applicable loan documentation.

          The Company previously reported in January 1994 that it would discontinue its asbestos abatement operations and that these operations, which it would seek to sell, had been considered a discontinued operation for financial reporting purposes as of the Company's 1993 fiscal year. The Company made its determination to discontinue this business after an operational review, initiated in the fourth quarter of its 1993 fiscal year, that was prompted by increasing negative cash flows during fiscal 1993. The operational review led to a more extensive investigation of, among other things, recorded financial results and internal operating controls within the asbestos abatement operations after the
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discovery of accounting irregularities.  The Company further reported that certain members of senior management of the asbestos abatement operations had been replaced. Subsequently, for the first quarter of fiscal 1994, the Company reported that the asbestos abatement operations incurred a loss of $3,229,000 primarily due to revisions of estimates of costs to complete existing contracts.

          The Company's determination to liquidate its asbestos abatement business and take the additional write-off is based upon consideration of a number of factors occurring in fiscal 1994 that have caused the Company to conclude that it will be unable to realize value through the sale of the business and associated assets. The Company's efforts to sell the business on a reasonable basis have been unsuccessful and, since the announcement of the Company's plans to discontinue the business, the operations' performance has continued to deteriorate. Factors that have contributed to the declining performance include the loss of management and other personnel with the experience and skill necessary for the business to be operated profitably and without continuing negative cash flows, deteriorating margins both with respect to new project contracts and existing backlog, greater difficulties in obtaining change orders from clients, and the likelihood of further erosion of margins due to substantial increases in required workers' compensation contributions for a significant percentage of the business's employees.